SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report


                Filed pursuant to Section 12, 13, or 15(d) of the
                         Securities Exchange Act of 1934





         Date of Report (Date of earliest event reported): June 11, 1998




                               CRW FINANCIAL, INC.
                 (Exact name of issuer as specified in charter)





          DELAWARE                      0-26014                 23-2691986
    (State or Other Jurisdiction       Commission            (I.R.S. Employer
of Incorporation or Organization)      file number        Identification Number)




                              443 South Gulph Road
                            King of Prussia, PA 19406
                    (Address of principal executive offices)


                                 (610) 878-7400
              (Registrant's telephone number, including area code)

Item 5. Other Events.

     CRW Financial, Inc. (the "Company") announced on June 11, 1998 that the Company executed a non-binding memorandum of terms to merge with TeleSpectrum Worldwide, Inc. ("TeleSpectrum"). The terms of the merger call for each share of the common stock of the Company to be exchanged for .709 shares of TeleSpectrum common stock, plus cash in an amount currently estimated to be approximately $0.18 per share.

     In addition to the proposed merger with TeleSpectrum, the Company also announced that it signed a letter of intent to sell its wholly-owned subsidiary, Casino Money Centers, Inc. ("CMC"), to an entity controlled by J. Brian O'Neill, the Company's Chief Executive Officer, for $2.1 million in cash.

     Both the merger and sale of CMC are subject to the fulfillment of various conditions, including the completion of a definitive merger agreement and purchase agreement with TeleSpectrum and Mr. O'Neill, respectively, as well as the completion of due diligence and board of directors and special committee approvals. The TeleSpectrum merger also requires approval of the Company's stockholders.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits

99.1     Press release dated June 11, 1998.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             CRW FINANCIAL, INC.


Date: June 18, 1998                          By:  /s/ Jonathan P. Robinson
                                                 ---------------------------
                                                 Jonathan P. Robinson,
                                                 Chief Financial Officer

                                  EXHIBIT INDEX



Exhibit  No.               Description
-------  ---               -----------

     99.1                  Press release dated June 11, 1998.